Exhibit 99.1

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Financial Statements

February 28, 2003 and 2002

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Indigo Systems Corporation:

We have audited the accompanying consolidated balance sheets of Indigo Systems Corporation and subsidiary (the Company) as of February 28, 2003 and 2002 and the accompanying consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Indigo Systems Corporation and subsidiary as of February 28, 2003 and 2002 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2 to the consolidated financial statements, effective March 1, 2002, the Company changed its method of depreciation for property and equipment.

/s/ KPMG LLP
Los Angeles, California
May 2, 2003

99.1-2

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Balance Sheets

February 28, 2003 and 2002

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$11,167,549	$11,584,859
Trade receivables, less allowance for doubtful accounts of $145,262 and $73,627 in 2003 and 2002, respectively	6,127,488	5,973,217
Other receivable from related party	56,765	258,336
Inventories	8,411,780	6,078,863
Prepaid expenses and other current assets	287,140	262,633

Total current assets	26,050,722	24,157,908
Property and equipment, net	5,249,758	3,232,584
Intangible assets, less applicable amortization	1,340,668	628,622
Deposits	235,537	44,105

	$32,876,685	$28,063,219

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of notes payable	$1,009,373	$430,114
Current installments of notes payable – stockholders	—	87,088
Accounts payable	2,864,561	2,966,598
Accrued liabilities	1,338,567	1,203,121
Deferred revenue	893,457	995,586

Total current liabilities	6,105,958	5,682,507
Notes payable, less current installments	3,035,860	1,370,025
Notes payable – stockholders, less current installments	—	149,000

Total liabilities	9,141,818	7,201,532
Commitments, contingencies, and subsequent event

Series B Redeemable Convertible Preferred Stock, no par value.
Authorized 2,154,160 shares; issued and outstanding 1,935,641 and 1,252,645 shares at February 28, 2003 and 2002, respectively	19,345,816	13,937,024
Series B Redeemable Convertible Preferred Stock warrants	580,000	—

Stockholders’ equity:
Series A Convertible Preferred Stock, no par value. Authorized 5,099,625 shares; issued and outstanding 3,767,216 and 3,870,670 shares at February 28, 2003 and 2002, respectively	1,109,512	1,058,800
Common stock, no par value. Authorized 15,000,000 shares; issued and outstanding 200 shares at February 28, 2003	300	—
Additional paid-in capital	8,432,361	11,000,000
Accumulated deficit	(5,733,122)	(5,134,137)

Total stockholders’ equity	3,809,051	6,924,663

	$32,876,685	$28,063,219

See accompanying notes to consolidated financial statements.

99.1-3

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Statements of Operations

Years ended February 28, 2003 and 2002

	2003	2002
Revenues	$37,139,166	$29,862,101
Cost of revenues	25,334,205	21,476,654

Gross profit	11,804,961	8,385,447

Operating expenses:
Research and development	4,663,472	3,883,735
Sales and marketing	4,362,122	3,391,107
General and administrative	3,717,307	2,512,173

Total operating expenses	12,742,901	9,787,015

Operating loss	(937,940)	(1,401,568)
Other income (expense):
Rental income	78,196	127,550
Interest expense, net	(87,600)	(262,600)
Gain (loss) on disposal of assets	(11,368)	27,408

Loss before income taxes and cumulative effect of change in accounting principle	(958,712)	(1,509,210)
Income taxes	53,889	800

Loss before cumulative effect of change in accounting principle	(1,012,601)	(1,510,010)

Cumulative effect of change in accounting principle, net of tax of $27,669	413,616	—

Net loss	$(598,985)	$(1,510,010)

Pro forma amounts assuming the accounting change is applied retroactively:
Net loss	$(1,012,601)	$(1,312,965)

See accompanying notes to consolidated financial statements.

99.1-4

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years ended February 28, 2003 and 2002

	Series A Convertible Preferred Stock		Common stock		Additional paid-in capital	Subscription receivable	Accumulated deficit	Net stockholders’ equity
	Shares	Amount	Shares	Amount
Balance, February 28, 2001	—	$—	3,861,780	$1,045,336	$9,500,000	$(507,877)	$(3,624,127)	$6,413,332
Net loss	—	—	—	—	—	—	(1,510,010)	(1,510,010)
Exercise of stock options	—	—	8,890	13,464	—	—	—	13,464
Repayment of subscription receivable	—	—	—	—	—	507,877	—	507,877
Issuance of stock warrants	—	—	—	—	1,500,000	—	—	1,500,000
Recapitalization	3,870,670	1,058,800	(3,870,670)	(1,058,800)	—	—	—	—

Balance, February 28, 2002	3,870,670	1,058,800	—	—	11,000,000	—	(5,134,137)	6,924,663
Net loss	—	—	—	—	—	—	(598,985)	(598,985)
Exercise of stock options	74,265	93,552	200	300	—	—	—	93,852
Accretion of Series B preferred	—	—	—	—	(700,000)	—	—	(700,000)
Preferred stock purchase and retirement	(177,719)	(42,840)	—	—	(1,867,639)	—	—	(1,910,479)

Balance, February 28, 2003	3,767,216	$1,109,512	200	$300	$8,432,361	$—	$(5,733,122)	$3,809,051

See accompanying notes to consolidated financial statements.

99.1-5

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended February 28, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net loss	$(598,985)	$(1,510,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of change in accounting principle (net of tax)	(413,616)	—
Depreciation and amortization	1,474,115	747,085
(Gain) loss on disposal of property and equipment	11,368	(27,408)
Provision for doubtful accounts	71,635	30,845
Deferred revenue	(102,129)	563,968
Changes in operating assets and liabilities:
Trade receivables	(225,906)	(1,816,383)
Other receivable from related party	201,571	218,568
Inventories	(2,332,917)	(2,852,727)
Other assets and intangible assets	(240,031)	43,929
Accounts payable	(102,037)	1,430,303
Accrued liabilities	107,777	234,337

Net cash used in operating activities	(2,149,155)	(2,937,493)

Cash flows from investing activities:
Purchases of property and equipment	(3,075,548)	(1,181,090)
Purchase of intellectual property rights	(700,000)	(600,000)
Proceeds from disposal of property and equipment	26,222	49,289

Net cash used in investing activities	(3,749,326)	(1,731,801)

Cash flows from financing activities:
Proceeds from borrowings from notes payable	6,577,579	789,885
Repayments of notes payable	(4,332,485)	(301,495)
Proceeds from borrowings from notes payable – stockholders	—	45,682
Repayments of notes payable – stockholders	(236,088)	—
Net repayments under bank line of credit	—	(6,140,000)
Proceeds from bank line of credit	—	5,800,000
Proceeds from the sale of redeemable convertible preferred stock, net of issuance costs	5,288,792	13,937,024
Proceeds from exercise of stock options	93,852	13,464
Proceeds from issuance of warrants to acquire common stock	—	2,007,877
Purchase of preferred stock	(1,910,479)	—

Net cash provided by financing activities	5,481,171	16,152,437

Net increase (decrease) in cash and cash equivalents	(417,310)	11,483,143
Cash and cash equivalents, beginning of year	11,584,859	101,716

Cash and cash equivalents, end of year	$11,167,549	$11,584,859

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$—	$—
Interest	222,133	267,852
Supplemental disclosure of non-cash information:
Accretion of Series B Preferred Stock	700,000	—

See accompanying notes to consolidated financial statements.

99.1-6

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

(1)	Basis of Presentation and Description of Business

Indigo Systems Corporation (the Company) was incorporated in the state of California in 1996 for the purpose of designing and manufacturing electro-optic and infrared cameras and components for customers and government contractors throughout the United States of America. Its wholly owned subsidiary, Indigo International Corporation, was created to facilitate foreign sales of the Company’s products and services; this subsidiary was closed in fiscal 2002.

(2)	Summary of Significant Accounting Policies

(a)	Consolidation Policy

The accompanying consolidated financial statements include the accounts of Indigo Systems Corporation and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Accounting Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared on the basis of the most current and best available information; however, actual results could differ from those estimates.

(c)	Revenue Recognition

The Company recognizes revenues from product sales upon shipment. Reserves for returns and bad debts are recorded at the time of sale and revised as required. The Company also provides product development and construction services under fixed price and cost-based contracts. For fixed price contracts and cost-based contracts, revenue is recorded on the basis of the estimated percentage of completion of services rendered (cost-to-cost type of percentage-of-completion method of accounting) whereby contract costs are expensed as incurred and revenues are recorded based on the ratio of the costs incurred to total estimated costs at completion. Losses, if any, on fixed price contracts and cost-based contracts are recognized during the period in which the loss is determined. Deferred revenue represents progress payments received in advance of services rendered.

(d)	Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash, receivables, and accounts payable approximate fair value due to the short maturity of these instruments. The carrying values of notes payable to stockholders and amounts borrowed under the Company’s line of credit facilities approximate fair value due to the variable rate nature of these instruments. The carrying value of the fixed interest notes approximates fair value based on rates currently available to the Company for debt with similar terms and maturities.

(e)	Inventories

Inventories primarily consist of optical and camera components, work in progress, and finished goods and are stated at the lower of cost or market. Cost is determined using the weighted-average method.

99.1-7	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

(f)	Receivables

Included in receivables are amounts billed and currently due from customers under all types of contracts, amounts currently due but unbilled (primarily related to contracts accounted for under the cost-to-cost type of percentage-of-completion method of accounting), and amounts retained pending contract completion. Unbilled receivables on contracts represent revenues recognized on contracts for which billings had not been presented to the customer because the amounts were not contractually billable as of the balance sheet date. Unbilled accounts receivable at February 28, 2003 and 2002 were $650,524 and $15,795, respectively.

The Company extends credit to customers based on evaluation of the customer’s financial condition and collateral is not required. The Company monitors its exposure for credit losses and maintains an allowance for anticipated losses in the consolidated financial statements.

(g)	Property and Equipment

Property and equipment are stated at cost. Effective March 1, 2002, the Company changed its method of depreciation of property and equipment retroactively to the straight-line method to better match revenues and related expenses and conform to predominant industry practice. Prior to March 1, 2002, the Company’s method of depreciation for property and equipment was the double-declining-balance method of depreciation. The effect of this change for the year ended February 28, 2003 is a reduction of depreciation expense of $390,968. The effect of this change on years prior to fiscal 2003 was a decrease to accumulated depreciation of $413,616, net of tax, and pursuant to Accounting Principles Board Opinion No. 20, the impact was recorded as a cumulative effect of accounting change.

Property and equipment is depreciated over the estimated useful lives of the assets, ranging from three to five years. Previously, property and equipment was depreciated over the period of five to seven years. This change in estimate was made effective on March 1, 2002. The impact to the year ended February 28, 2003 was an increase to depreciation expense of $701,229. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. Repairs and maintenance costs are expensed as incurred.

The Company accounts for its computer software under Statement of Position 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires the capitalization of direct costs incurred in connection with developing or obtaining software for internal use, including external direct costs of materials and services and payroll and payroll-related costs for employees who are directly associated with and devote time to an internal-use software development project. Such capitalized costs are amortized on a straight-line basis over the software’s economic useful life which is the shorter of three years or the license period. At February 28, 2003 and 2002, the Company had capitalized $914,214 and $645,666, respectively, related to the purchase of internal-use software which is included in computer software in property and equipment.

(h)	Stock-Based Compensation

In February 1997, the Company implemented the 1997 Incentive Stock Option Plan; in February 2001, the Company implemented the 2001 Incentive Stock Option and Nonqualified Stock Option Plan; and in January 2002, the Company implemented the 2002 Incentive Stock Option Plan (the Plans). These Plans provide for the grant of incentive stock options. Financial Accounting Standards Board Statement No. 123 (SFAS No. 123) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. SFAS No. 123

99.1-8	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and provides pro forma disclosure for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 as well as Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, and provides the pro forma disclosure provisions of SFAS No. 123 and SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure.

Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net loss would have been increased to the pro forma amount indicated below:

	Year ended February 28,
	2003	2002
Net loss, as reported	$(598,985)	$(1,510,010)
Less: compensation expense assuming fair-value methodology of options for all awards granted, net of related tax effects	(162,018)	(47,029)

Pro forma net loss	$(761,003)	$(1,557,039)

The following assumptions were used to calculate compensation cost under the minimum-value method: risk-free interest rate of 6%; no dividend yield; a weighted average expected life of an option of five years; and a nominal volatility level.

(i)	Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. Based upon the Company’s review of the undiscounted future cash flows to be generated, there were no impairment charges during the years ended February 28, 2003 and 2002.

(j)	Comprehensive Loss

The Company does not have any components of comprehensive loss other than net loss, and accordingly, the Company’s comprehensive loss is the same as its net loss for the years ended February 28, 2003 and 2002.

99.1-9	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

(k)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company’s cash and cash equivalents are deposited in various financial institutions and comprise demand and money market accounts and certificates of deposit with the maximum average maturity of portfolio not in excess of 90 days. (See Note 5)

(l)	Concentration of Credit Risk

Certain financial instruments potentially subject the Company to credit risk. These financial instruments consist primarily of trade accounts receivables. At February 28, 2003 and 2002, one customer accounted for approximately 28% and 9% of accounts receivable, respectively. For the years ended February 28, 2003 and 2002, one customer accounted for approximately 30% and 18% of total revenues, respectively.

(m)	Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is established, when necessary, to reduce deferred tax assets to amounts expected to be realized.

(n)	Intangible Assets

Intangible assets are comprised of capitalized license fees and costs associated with a patent. Capitalized licensing costs are costs incurred to acquire the usage of intellectual information associated with the production of infrared cameras. Intangible assets, other than goodwill, are amortized based on a straight-line method over the shorter of the term of the license or the useful life of the intangible asset not to exceed 15 years for the license fees and 17 years for costs associated with patents. At February 28, 2003 and 2002, capitalized license costs were $1,300,000 and $600,000, respectively, and capitalized costs associated with patents were $52,075 and $36,955, receptively. Accumulated amortization of the intangible assets was $11,407 and $8,333 at February 28, 2003 and 2002, respectively.

(o)	Reclassifications

Certain reclassifications have been made to the February 28, 2002 balances to conform to the February 28, 2003 presentation.

99.1-10	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

(3)	Property and Equipment

Property and equipment at February 28, 2003 and 2002 consisted of the following:

	2003	2002
Machinery and equipment	$4,396,662	$2,089,804
Computer equipment	972,369	690,370
Computer software	914,214	645,666
Furniture and fixtures	106,596	87,230
Leasehold improvements	1,406,828	1,302,848
Construction in progress	160,047	131,755

	7,956,716	4,947,673
Less accumulated depreciation and amortization	2,706,958	1,715,089

Net property and equipment	$5,249,758	$3,232,584

(4)	Inventories

Inventories consist of the following at February 28, 2003 and 2002:

	2003	2002
Raw materials	$1,890,228	$1,643,884
Work in progress	1,969,097	2,044,620
Finished goods	4,552,455	2,390,359

	$8,411,780	$6,078,863

(5)	Bank Line of Credit and Notes Payable

The Company has a revolving line of credit agreement with a bank. The agreement provides for borrowings of up to $10,000,000, limited to a borrowing base of eligible accounts receivable and cash balances, and bears interest at the prime rate (4.25% at February 28, 2003). Borrowings under the line of credit are secured by substantially all of the Company’s tangible assets. At February 28, 2003, no borrowings were outstanding and the Company’s available borrowings on the line of credit were approximately $3,014,000. The revolving line of credit expires on September 1, 2003. The Company previously had a different line of credit which expired during the year ended February 28, 2003.

The Company has an equipment credit facility with a bank. This agreement provides for borrowings of up to $5,000,000 for eligible equipment purchases. Each equipment advance made under the facility bears interest at the prime rate in effect at the time of the advance plus 1.25% and is to be repaid in equal monthly installments over four years from the time of the advance. The equipment credit facility is secured by substantially all of the Company’s assets and expires on September 1, 2003. Various equipment loans received under a facility with a different bank were refinanced in fiscal 2003 under the equipment credit facility.

The Company’s revolving line of credit and equipment credit facility contain certain financial covenants concerning the Company’s net worth and working capital and financial reporting requirements. The equipment credit facility also contains a covenant requiring the Company to maintain at least $5,500,000 of cash with the bank until all related obligations under the facility are repaid.

99.1-11	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

Notes payable at February 28, 2003 and 2002 consist of the following:

	2003	2002
Note payable to bank, bearing interest at 6.00%, secured by certain tangible assets of the Company, payable in monthly principal installments of $87,494 plus interest through October 1, 2006	$3,443,260	$—
Note payable to bank, bearing interest at 5.50%, secured by certain tangible assets of the Company, payable in monthly principal installments of $14,564 plus interest through December 1, 2006	601,973	—
Note payable to bank, bearing interest at 9.8%, secured by certain tangible assets of the Company, payable in monthly principal installments of $17,667 plus interest through July 31, 2005	—	724,464
Note payable to bank, bearing interest at 8.0%, secured by certain tangible assets of the Company, payable in monthly principal installments of $14,833 plus interest through July 31, 2006	—	800,607
Note payable to bank, bearing interest at 5.25%, secured by certain tangible assets of the Company, payable in monthly principal installments of $31,250 plus interest through July 31, 2006	—	275,068

	4,045,233	1,800,139
Less current installments	1,009,373	430,114

	$3,035,860	$1,370,025

As of February 28, 2003, the aggregate maturities of notes payable are as follows:

2004	$1,009,373
2005	1,071,251
2006	1,137,990
2007	826,619

$4,045,233

(6)	Notes Payable to Stockholders

The Company had various notes payable to stockholders totaling $236,088 as of February 28, 2002. The notes bear interest at 8% per annum and were repaid in full by the Company in fiscal 2003. Total interest expense associated with the notes payable to stockholders aggregated $4,300 and $17,000 for the years ended February 28, 2003 and 2002, respectively.

99.1-12	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

(7)	Strategic Alliance Agreement and Stock Warrants

In March 2000, the Company entered into a ten-year strategic alliance agreement with Northrup Grumman Systems Corporation (NGSC) to develop manufacturing capacity for a detector product and to become a preferred supplier of the product to NGSC. Pursuant to the terms of the agreement, NGSC was required to contribute to the Company $9,500,000 in cash over the initial 18 months of the agreement. As partial consideration for the $9,500,000, the Company granted 482,375 warrants to purchase shares of the Company’s common stock. The Company had a stock warrant subscription receivable in the amount of $507,877 associated with the agreement which was repaid in fiscal 2002. The agreement was amended in April 2002 to provide for an additional $1,500,000 of discretionary operating capital to the Company. As partial consideration for the $1,500,000, the Company granted an additional 38,620 stock warrants to NGSC. All warrants issued pursuant to the strategic alliance agreement have an exercise price of $0.001 and are immediately exercisable. All unexercised warrants automatically convert on a 1-to-1 basis to shares of nonvoting common stock on March 2, 2005. As of February 28, 2003, no warrants have been exercised by the holder.

Pursuant to the strategic alliance agreement, as amended in November 2001, for a period of ten years from the Company’s initial sale of the detector products, the Company shall make periodic royalty payments equal to 5% of all detector sales. Royalty expense related to the agreement of approximately $154,000 and $153,000 was recorded as cost of revenues by the Company during the years ended February 28, 2003 and 2002, respectively. All intellectual property contributed and created by the alliance will be jointly owned by both parties. The Company has accounted for the cash investments by NGSC of $11 million as an equity contribution in the accompanying financial statements. Although the Company is required to make royalty payments under this agreement, it was determined, at the time the agreement was entered into in March 2000, recovery by NGSC of their investment through royalty payments was not probable and, accordingly, no liability was recorded.

In conjunction with the strategic alliance agreement, NGSC is required to purchase and make available to the Company $7,500,000 of equipment over the initial 18 months of the agreement for use in detector production. Under the provisions of The AICPA Audit and Accounting Guide – Audits of Federal Government Contractors, the equipment is not recorded in the Company’s consolidated financial statements because NGSC retains title. Pursuant to the agreement, the Company is required to purchase or lease $4,000,000 of additional equipment. As of February 28, 2003, the Company had a remaining commitment to acquire approximately $850,000 of equipment on an as-needed basis. On occasion, the Company purchases equipment which was to be provided by NGSC under the terms of the agreement. At February 28, 2003 and 2002, the Company has a receivable from NGSC in the amount of $56,765 and $258,336, respectively, associated with equipment purchased on behalf of NGSC.

(8)	Stockholders’ Equity

(a)	Series A Convertible Preferred Stock

Effective in January 2002, the Company completed a recapitalization whereby all outstanding shares of common stock and options to acquire common stock under the Company’s 1997 and 2001 Incentive Stock Option Plans were converted to Series A Convertible Preferred Stock (Series A preferred) or options to acquire Series A preferred on a 1-to-1 basis. The holders of Series A preferred stock have the following rights: (1) The option to convert their preferred shares, at any time, to a new class of common stock at a conversion price of $10.75 per share; (2) The right to receive noncumulative dividends at the annual rate of $0.5375 per share, if and when declared by the board of directors; (3) Voting privileges equal to the number of common shares their preferred holdings are convertible into; and (4) Liquidation preferences in the amount of $10.75 per share. Series A

99.1-13	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

preferred stockholders will receive distributions before any distributions to common stockholders. The Series A preferred holders retained their same ownership percentages as they had with their common stock. The Company concurrently issued new common stock with 15,000,000 shares authorized and no par value.

In fiscal 2003, the Company repurchased 177,719 shares of Series A preferred from its stockholders for $10.75 per share, or $1,910,479.

(b)	Series B Redeemable Convertible Preferred Stock

In February 2002, the Company issued 1,252,645 shares of Series B Redeemable Convertible Preferred Stock (Series B preferred). Concurrent with the issuance of the Series B preferred, the Company issued 223,184 warrants to acquire Series B preferred for aggregate consideration of $13,937,024. During March 2002 and August 2002, the Company issued 464,082, additional shares of Series B preferred and the Company concurrently granted 206,000 warrants to acquire Series B preferred for aggregate consideration of $5,288,792. The Series B preferred is recorded as a liability reflecting its mandatory redemption provisions.

Under the terms of the warrant agreements, 218,914 of the warrants issued in February 2002 were immediately exercisable at an exercise price of $0.01 per share; these warrants were exercised for Series B preferred in March 2002. The remaining warrants issued in connection with the issuance of Series B preferred have an exercise price of $0.01 and are exercisable upon the occurrence of a valuation event, as defined, within five years from issuance of the warrants which values the Company’s common stock at an amount below $26.83 per share. If a qualifying valuation event occurs which values the Company’s stock above $26.83 per share within five years from issuance, the warrants expire upon that event. If no qualifying valuation event occurs within five years from issuance, the warrants become fully exercisable. The warrants expire seven years from issuance.

The aggregate consideration received has been allocated to the Series B Preferred stock and the related warrants based upon their relative fair values. No separate valuation was done on the warrants to purchase 218,914 shares of Series B Preferred stock since these warrants were entirely unrestricted and were exercised almost concurrently with the stock issuance. Accordingly, the total consideration received was allocated to the Series B Preferred stock, aggregating 1,935,641 shares, and the warrants to purchase 210,270 shares which are contingently exercisable. The value attributed to these warrants was discounted to 25% because of the nature of the contingencies on the ultimate exercisability at the time these warrants were issued.

The aggregate proceeds were allocated as follows:

Series B Preferred stock	$18,645,816
Series B Preferred stock warrants	580,000

$19,225,816

If elected by 66% of the then Series B preferred stockholders at any time after February 15, 2007, the Series B preferred shall be redeemable in three equal annual installments. The redemption value of the Series B preferred is $22,105,020. Accordingly, the difference between the redemption value and the allocated fair value will be accreted through February 15, 2007. The value of the accretion for the year ended February 28, 2003 was $700,000. The value of accretion for the year ended February 28, 2002 was immaterial.

99.1-14	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

Accretion is not being recorded on the value of the remaining warrants to purchase 210,270 shares of Series B Preferred stock due to the contingent nature of these warrants.

The recorded amounts for the Series B Preferred Stock and the Series B Preferred Stock warrants has been recorded as temporary equity in accordance with the SEC’s rules and regulations.

In addition to the redemption feature, the stockholders of the Series B preferred have the following rights: (1) The option to convert their preferred shares, at any time, to common stock at a conversion price of $11.42 per share; (2) The right to receive noncumulative dividends at the annual rate of $0.571 per share, if and when declared by the board of directors; (3) Voting privileges equal to the number of common shares their preferred holdings are convertible into; and (4) Liquidation preferences over Series A preferred and common stockholders in the amount of $18.272 per share plus all declared but unpaid dividends. If assets available for distribution are insufficient to pay liquidation amounts in full, then the amounts payable to the holders of each class of preferred stock shall be calculated, pro rata, on the basis of each such holder’s liquidation preference. All of the Company’s preferred stock automatically converts to common stock upon a qualified offering, as defined, at the then effective conversion ratio. The holders of Series B preferred are permitted to elect two of the Company’s five board of directors. In addition, the approval of more than 50% of the outstanding Series B preferred is required for the Company to execute certain transactions, as defined.

(9)	Income Taxes

The Company recorded current state income tax expense related to its loss before cumulative effect of change in accounting principle of $53,889 and $800 for the years ended February 28, 2003 and 2002, respectively. Total current state income tax expense for the year ended February 28, 2003, including income tax expense associated with the cumulative effect of accounting change, was $81,558.

The provision for income taxes differs from the amount computed by multiplying the statutory federal income tax rate to loss before income taxes and cumulative effect of change in accounting principle due to the following:

	2003	2002
Expected tax benefit	$(325,962)	$(513,403)
Net tax effects of:
State taxes, net of federal benefit	26,159	528
Federal tax credits and other	(186,875)	(174,571)
Change in federal deferred tax asset valuation allowance	540,567	688,246

	$53,889	$800

During fiscal 2003, the Company decreased its valuation allowance for state tax purposes by $267,095 reflecting changes in the state impact of temporary differences.

99.1-15	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

Deferred tax assets (liabilities) consisted of the following as of February 28, 2003 and 2002:

	2003	2002
Accrued vacation	$152,604	$113,415
Inventory reserve	356,671	9,733
Operating loss carryforwards	1,626,504	1,869,073
Tax credits	481,243	677,838
Other	168,347	78,589
Cash to accrual election	—	(75,660)
Valuation allowance	(2,785,369)	(2,672,988)

Total	$—	$—

The Company had $4,205,879 and $4,933,328 of federal income tax net operating loss carryforwards available at February 28, 2003 and 2002, respectively. The Company had $2,222,912 of state income tax net operating loss carryfowards available at February 28, 2003 and 2002, respectively. The federal and state income tax net operating loss carryforwards expire starting in 2013 and 2007, respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management does not believe that it is more likely than not that the Company will realize the benefit of the deferred tax assets; therefore, the Company has recorded a full valuation allowance at February 28, 2003 and 2002.

During the year ended February 28, 2003 and 2002, the Company’s valuation allowance increased $112,381 and $980,874 in 2003 and 2002, respectively.

(10)	Retirement Plan

The Company maintains a 401(k) retirement plan for its employees. The plan covers employees who are at least 21 years of age and have completed two months of service with the Company. The Company matches 100% of the first 6% of qualified employee compensation contributed to the plan. Further contributions are made at the discretion of the board of directors. The Company’s contribution to the plan for the years ended February 28, 2003 and 2002 was $568,295 and $444,163, respectively.

(11)	Stock Option Plans

Under the Company’s 1997 and 2001 Incentive Stock Option Plans (1997 and 2001 Plans), options have been granted from time to time to acquire shares of Series A preferred as determined by the board of directors. The Company has ceased option grants under the 1997 and 2001 Plans subsequent to fiscal 2002. Under the Company’s 2002 Incentive Stock Option Plan (2002 Plan), options can be granted from time to time for an aggregate of 359,185 options to acquire shares of common stock. The Company grants options at an exercise price at the date of grant equal to or greater than the fair value of the Company’s applicable Series A preferred or common stock as determined by the board of directors. Options to purchase shares of common stock prior the January 2002 recapitalization were converted to Series A preferred on a comparable basis. The options vest over a period of five years and are exercisable up to ten years from the date of grant. As of February 28, 2003, there were 26,938 shares available for grant under the 2002 Plan

99.1-16	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

A summary of the combined activity of the 1997 and 2001 Plans associated with options to acquire Series A preferred is as follows:

	Shares	Weighted average exercise price
Options outstanding at February 28, 2001	506,950	$3.38
Granted	129,335	8.87
Exercised	8,890	1.51
Canceled	19,400	2.24

Options outstanding at February 28, 2002	607,995	4.61
Granted	—	—
Exercised	74,265	1.26
Canceled	750	0.77

Options outstanding at February 28, 2003	532,980	$5.08

A summary of the activity of the 2002 Plan associated with options to acquire common stock is as follows:

	Shares	Weighted average exercise price
Options outstanding at February 28, 2002	—	$—
Granted	342,447	1.50
Exercised	200	1.50
Canceled	10,000	1.50

Options outstanding at February 28, 2003	332,247	$1.50

The following table summarizes information about stock options outstanding as of February 28, 2003:

Exercise price	Option type	Options outstanding	Options exercisable	Weighted average remaining life (years)
$0.48	Preferred stock	3,800	3,800	5.0
0.77	Preferred stock	72,500	69,748	5.2
1.40	Preferred stock	163,260	112,489	6.6
3.27	Preferred stock	11,325	6,851	7.0
8.09	Preferred stock	261,135	113,213	7.8
12.93	Preferred stock	20,960	6,782	8.4
$1.50	Common stock	332,247	33,510	10.0

		865,227	346,393

99.1-17	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

(12)	Commitments and Contingencies

In September 2000, the Company entered into a license agreement to acquire the usage of patents and other intellectual information associated with production of infrared cameras. The Company is required to make royalty payments of up to 8.5% of net sales of the licensed products. No royalty payments were made by the Company in the years ended February 28, 2003 and 2002. At February 28, 2003, capitalized license costs were $1,300,000. Under the terms of the agreement, the Company’s minimum future license fee commitment as of February 28, 2003 is as follows:

2004	$800,000
2005	900,000

$1,700,000

The costs of this agreement are capitalized and amortized using a method approximating the percentage of current revenues to total revenues expected to be derived from this technology. Absent the ability to predict future revenues, the Company will amortize the costs using a straight-line method over their term of the agreement.

The Company has operating leases primarily for the use of facilities expiring through April 2010. Substantially all operating leases are noncancelable or cancelable only by the payment of penalties. All lease payments are based on the lapse of time but include, in some cases, payments for insurance, maintenance, and property taxes. There are no purchase options on operating leases at favorable terms, but most leases have one or more renewal options. Certain leases on real property are subject to annual escalations for increases in utilities and property taxes. Lease rental expense amounted to $1,247,483 and $943,703 during the years ended February 28, 2003 and 2002, respectively. The Company’s bank has issued letters of credit related to the Company’s facility lease obligations in the amount of $500,000 as of February 28, 2003.

The Company leases a 21,000-square-foot production facility from a group of stockholders and executives under a lease expiring in December 2004 with minimum fixed monthly lease payments of approximately $27,000. As of February 28, 2003, total minimum fixed rental commitments under noncancelable operating leases are as follows:

2004	$1,597,329
2005	1,235,516
2006	971,197
2007	995,621
2008	1,021,588
Thereafter	2,301,797

$8,123,048

99.1-18	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

February 28, 2003 and 2002

(13)	Subsequent Event

On March 14, 2003, the Company entered into an asset purchase and sale agreement with Control Systems Research, Inc. (CSR) to acquire certain assets and liabilities of the Applied Technology Division of CSR for consideration of $251,000 in cash, a promissory note in the amount of $240,912, and 27,352 shares of the Company’s common stock. The promissory note bears interest at the prime rate plus 1.75% per annum and is due in ten quarterly payments of $25,000 plus accrued and unpaid interest. The Company accounted for this transaction using the purchase method. The purchase price has been principally allocated to the acquired technology.

99.1-19